Independent auditors' consent
-----------------------------------------------------------------

The board and shareholders
AXP Partners International Series, Inc.:
         AXP Partners International Aggressive Growth Fund
         AXP Partners International Select Value Fund

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

/s/ KPMG LLP
------------
    KPMG LLP
    Minneapolis, Minnesota
    December 21, 2001